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                                                                    EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                    (In thousands, except per share amounts)
---------------------------------------------------------------------

                                                       1997        1996
                                                       ----        ----



Primary Earnings Per Share (a)
--------------------------------------------------
   Net income                                         $21,225     $ 7,191
                                                      =======     =======

   Average number of shares outstanding                45,311      45,305
                                                      =======     =======

   Primary earnings per share                         $  0.47     $  0.16
                                                      =======     =======

Fully Diluted Earnings Per Share
--------------------------------------------------

   Net income                                         $21,225     $ 7,191
                                                      =======     =======

   Average number of shares outstanding                45,311      45,305
   Effect of assumed exercise of
      outstanding stock options                           132          59
                                                      -------     -------
   Average number of shares outstanding
      after assumed exercise of
      outstanding stock options                        45,443      45,364
                                                      =======     =======

   Fully diluted earnings per share                   $  0.47     $  0.16
                                                      =======     =======

(a) The computations of primary earnings per share do not include the effects of assumed exercises of employee stock options because such effects are immaterial.


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